Exhibit 99.1

       PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
          RESULTS OF SECOND ANNUAL SHAREHOLDER MEETING

     Philadelphia, PA (February 12, 2007) - Prudential Bancorp, Inc. of Pennsylvania (NASDAQ: PBIP) (the "Company"), the "mid-tier" holding company for Prudential Savings Bank, today announced results of the voting on the two proposals presented to shareholders at its second annual meeting. The results show that Prudential Bancorp's shareholders re-elected Jerome R. Balka, Esq. and A. J. Fanelli to the Board of Directors for three year terms. The Board's nominees received votes in favor in excess of 71% of the total shares voting at the Annual Meeting. Shareholders also ratified the appointment of Deloitte & Touche, LLP as Prudential Bancorp's independent registered public accounting firm.

     "I am pleased with our results and performance in our second year as a public company and we appreciate the support of our shareholders in voting in favor of our two proposals," said Thomas A. Vento, President and Chief Executive Officer of Prudential Bancorp, Inc. Mr. Vento went on to say, "We find ourselves in a very difficult and challenging interest rate environment with intense competition for quality loans and reasonably priced deposits. Nevertheless, we will continue to implement our strategic plan designed to build long-term shareholder value while continuing to serve the needs of our local communities by, among other things:

   * Continuing our long-term growth strategy. We will open our seventh full service branch office this spring in the "Old City" area of Philadelphia. This new office is located in a vibrant area of the city of Philadelphia and is indicative of our commitment to grow our retail loan and deposit base. During fiscal 2006 we grew our net loan portfolio by 25%.

   * Continuing our share repurchase activity. We recently announced our third repurchase program pursuant to which we expect to repurchase approximately 255,000 shares in the open market. On a long-term basis, we have established a goal to bring our capital level over time to between 10% and 12 % of assets through share repurchases and growth in our loans, deposits and total assets.

   * Continuing our dividend policy. We are committed to maintaining a cash dividend policy that rewards long-term shareholders. During 2006 we paid dividends on our common stock totaling $0.16 per share and maintained capital well in excess of regulatory requirements which positions us to be able to continue to pay quarterly cash dividends.

   * Continuing our commitment to our customers. We believe that our ability to provide superior customer service will permit us to grow our customer base and thereby enhance the long-term value of our franchise. An integral part of our ability to service our customers and the communities in which we operate and to grow on a long-term basis is our commitment to the mutual holding company charter. Our mutual holding company structure permits the board and management to focus on business strategies which will bring long-term success to the Company."



     Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

     This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statement.